                                                                    EXHIBIT 12.1
                    ISP CHEMCO INC.
          RATIO OF EARNINGS TO FIXED CHARGES
                      (Unaudited)
            (Thousands, except ratio data)

                                                                                     Year Ended December 31,
                                                              ----------------------------------------------------------------
                                                                1996          1997          1998          1999          2000
                                                              --------      --------      --------      --------      --------
Income from continuing operations before income taxes         $112,562      $110,761      $ 37,757      $ 84,407      $151,562
Add:
   Interest expense                                             41,894        55,125        56,006        59,217        62,802
   Company's 50% share of joint venture income taxes             3,953         4,630         1,640             0             0
   Company's 50% share of joint venture interest expense             5            31             0             0             0
   Interest component of rental expense                          2,900         3,233         5,033         5,767         5,967
                                                              --------      --------      --------      --------      --------

Earnings available for fixed charges                          $161,314      $173,780      $100,436      $149,391      $220,331
                                                              ========      ========      ========      ========      ========

Fixed charges:
Interest expense                                              $ 41,894      $ 55,125      $ 56,006      $ 59,217      $ 62,802
Add:
   Capitalized interest                                            191           974         2,309         1,090           751
   Company's 50% share of joint venture interest expense             5            31             0             0             0
   Interest component of rental expense                          2,900         3,233         5,033         5,767         5,967
                                                              --------      --------      --------      --------      --------

Total fixed charges                                           $ 44,990      $ 59,363      $ 63,348      $ 66,074      $ 69,520
                                                              ========      ========      ========      ========      ========


Ratio of earnings to fixed charges                                3.59          2.93          1.59          2.26          3.17
                                                              ========      ========      ========      ========      ========


                                                                  Six Months Ended                     Pro Forma
                                                               ---------------------       ------------------------------------
                                                                July 2,      July 1,         Year      Six Months    Six Months
                                                                 2000          2001          2000          2000          2001
                                                               -------       -------       -------       -------       -------
Income from continuing operations before income taxes          $32,408       $50,965       $13,473       $27,222       $25,332
Add:
   Interest expense                                             31,751        29,475        56,688        28,741        27,466
   Company's 50% share of joint venture income taxes                 0             0             0             0             0
   Company's 50% share of joint venture interest expense             0             0             0             0             0
   Interest component of rental expense                          2,983         3,133         5,967         2,983         3,133
                                                               -------       -------       -------       -------       -------

Earnings available for fixed charges                           $67,142       $83,573       $76,128       $58,946       $55,931
                                                               =======       =======       =======       =======       =======

Fixed charges:
Interest expense                                               $31,751       $29,475       $56,688       $28,741       $27,466
Add:
   Capitalized interest                                            454           218           751           454           218
   Company's 50% share of joint venture interest expense             0             0             0             0             0
   Interest component of rental expense                          2,983         3,133         5,967         2,983         3,133
                                                               -------       -------       -------       -------       -------

Total fixed charges                                            $35,188       $32,826       $63,406       $32,178       $30,817
                                                               =======       =======       =======       =======       =======


Ratio of earnings to fixed charges                                1.91          2.55          1.20          1.83          1.81
                                                               =======       =======       =======       =======       =======